Exhibit 10.4

ENOVA INTERNATIONAL, INC.

2014 LONG-TERM INCENTIVE PLAN

SECTION 1. PURPOSE

The purpose of the Enova International, Inc. 2014 Long-Term Incentive Plan (the “Plan”) is to promote the interests of Enova International, Inc. (the “Company”) and its stockholders by giving the Company a competitive advantage in attracting, retaining and motivating employees, officers, consultants and Directors capable of assuring the future success of the Company, to offer such persons incentives that are directly linked to the longer-term profitability of the Company’s business and increases in stockholder value and to afford such persons an opportunity to acquire a proprietary interest in the Company .

SECTION 2. DEFINITIONS

“Affiliate” means any entity that, directly or indirectly through one or more intermediaries, is controlled by, controlling or under common control with the Company.

“Annual Election” has the meaning set forth in Section 12(a) below.

“Applicable Laws” means the legal requirements relating to the administration of stock and long-term cash incentive plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable Exchange or national market system, and the rules of any foreign jurisdiction applicable to Awards granted to residents therein.

“Award” means a grant or award granted under the Plan, as evidenced by an Award Agreement.

“Award Agreement” means any written or electronic agreement, contract or other instrument or document evidencing any Award granted under the Plan. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.

“Board” means the Board of Directors of the Company.

“Change in Control” means the occurrence of an event with respect to the Company that qualifies as a permissible distribution event under Code Section 409A and guidance issued thereunder (collectively, “Code Section 409A”) as a result of a “change in the ownership,” of the Company a “change in the effective control,” of the Company or a “change in the ownership of a substantial portion of the assets” of the Company, all as defined in Code Section 409A; provided, however, a “Change in Control” shall not include any event that is not treated under Code Section 409A as a change in control event with respect to the applicable Participant. Notwithstanding the foregoing, the Committee, in its sole discretion, may establish a different definition of “Change in Control” for any particular Award at the time of grant, but only if (i) either (A) the Award does not provide for or permit deferred payment that could cause the Award to be subject to Code Section 409A, or (B) the definition of “Change in Control” is used as a vesting trigger, and not as a distribution event, for the Award; and (ii) if, at the time of grant, the applicable Award Agreement specifically sets forth such different definition of “Change in Control.” Notwithstanding the foregoing, and unless otherwise required by Code Section 409A, neither a change in ownership nor a change in effective control shall be considered to have occurred as a result of any acquisition or disposition of the Company’s stock by, or an increase in the percentage of the Company’s stock owned by, Cash America International, Inc. or any entity required to be aggregated with Cash America International, Inc. under Code Sections 414(b) or 414(c). For clarification purposes and without limiting the foregoing, the acquisition or disposition of the Company’s stock in a public offering or sale or in a spin-off transaction by Cash America International, Inc. shall not result in a Change in Control unless required by Code Section 409A.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

“Committee” means the Management Development and Compensation Committee of the Board or other committee or subcommittee of Directors designated by the Board or the Management Development and Compensation Committee to administer the Plan. For purposes of Awards that are intended to be qualified performance-based awards under Section 162(m) of the Code, such Awards shall be approved and administered by a committee or a subcommittee that has been authorized by the Board or the Management Development and Compensation Committee to approve such Awards that is composed solely of Outside Directors, with the number of Outside Directors on such committee or subcommittee to be not less than the number required under Section 162(m) of the Code to permit Awards to qualify under Section 162(m) of the Code. For purposes of approving Awards that are to be qualified under Rule 16b-3, such Awards shall be approved either by (i) a committee or subcommittee that has been authorized by the Board or the Management Development and Compensation Committee to approve such Awards and that is composed solely of “non-employee” Directors within the meaning of Rule 16b-3, with the number of “non-employee” Directors on such committee or subcommittee to be not less than the number required under Rule 16b-3 for Awards to qualify under Rule 16b-3; or (ii) by the Board.

“Common Stock” or “Stock” means the common stock of the Company, par value $0.00001 per share.

“Company” has the meaning set forth in Section 1 above.

“Covered Employee” means a Participant designated prior to the grant of an Award by the Committee who is or may be a “covered employee” within the meaning of Section 162(m)(3) of the Code in the year in which any such Award is expected to be deductible by the Company or an Affiliate (or deductible but for a limitation under Section 162(m) of the Code).

“Designated Beneficiary” means the beneficiary designated by the Participant, in a manner determined by the Committee, to receive amounts due the Participant in the event of the Participant’s death. In the absence of an effective designation by the Participant, the term “Designated Beneficiary” means the Participant’s estate.

“Director” means a member of the Board, including any Outside Director.

“Effective Date” has the meaning set forth in Section 15 of the Plan.

“Eligible Individual” means any employee, officer, Director or consultant providing services to the Company or any Affiliate, and prospective employees and consultants who have accepted offers of employment or consultancy from the Company or any Affiliate, whom the Committee determines to be an Eligible Individual.

“Employee” means any person treated as an employee (including an officer or a Director who is also treated as an employee) in the records of the Company or any Affiliate and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; PROVIDED, HOWEVER, that neither service as a Director nor payment of a Director’s fee shall be sufficient to constitute employment for purposes of the Plan. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment without regard to any notice period or period of “garden leave,” as the case may be. For purposes of an individual’s rights, if any, under the Plan as of the time of the Company’s determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination.

“Employer” means the Company or any Affiliate.

“Exercise Price” has the meaning set forth in Section 6 of the Plan.

“Exchange” means the New York Stock Exchange or such other national securities market or exchange as may at the time be the principal market for the Common Stock as designated by the Committee.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” means the closing price of the Common Stock on the most recent day prior to the date in question on which the Stock was traded on an Exchange, or if the Shares were not traded on an Exchange on such date, then on the next preceding date on which the Shares are traded, all as reported by such source as the Committee may select. Notwithstanding the foregoing, “Fair Market Value” on any day before the first day that Stock is traded on any Exchange shall be a price determined by the Committee in accordance with the requirements of Treasury Regulation Section 1.409A-1(b)(5)(iv).

“Fees” has the meaning set forth in Section 12(a) below.

“Grant Price” has the meaning set forth in Section 7 below.

“Grant Value” has the meaning set forth in Section 11(a) below.

“Incentive Stock Option” means any Stock Option granted under Section 6 of the Plan that is designated as, and intended to qualify as, an “incentive stock option” within the meaning of Section 422 of the Code.

“Nonqualified Stock Option” means any Option granted under Section 6 of the Plan that is not an Incentive Stock Option.

“Option” means an Incentive Stock Option or a Nonqualified Stock Option.

“Outside Director” means any Director who qualifies as an “outside director” within the meaning of Section 162(m) of the Code, as a “non-employee director” within the meaning of Rule 16b-3 and as an “independent director” within the meaning of the applicable Exchange requirements.

“Participant” means an Eligible Individual designated to be granted an Award under the Plan.

“Performance Cycle” means the period of time selected by the Committee during which performance is measured for the purpose of determining the extent to which an award of Performance Units or performance-based Restricted Stock or Restricted Stock Units has been earned.

“Performance Goals” means, for a Performance Cycle, the performance goals established by the Committee in connection with the grant of an Award, with such goals to be stated as one or more objective financial or objective strategic business initiative formulas, standards or measures established by the Committee for purposes of determining whether or the extent to which an Award has been earned based on the level of performance attained or to be attained with respect to such goals. In the case of Qualified Performance-Based Awards, (i) the Performance Goals shall be stated in terms of one or any combination of the following objective measures with respect to the Company or an Affiliate or any division or department of the Company or an Affiliate: revenue growth (gross or net); gross margin; pre-tax margin; operating margin; earnings before interest, taxes, depreciation, and amortization; earnings before interest, taxes, depreciation and amortization margin; earnings before interest and taxes; operating income; pre- or after- tax income; pre- or after-tax income from continuing operations; pre-or after-tax income excluding extraordinary items; basic or diluted earnings per share; basic or diluted earnings per share from continuing operations; basic or diluted earnings per share excluding extraordinary items; cash flow; basic or diluted cash flow per share; cash flow on investment; return on equity; return on capital; return on invested capital; return on investment; return on assets (gross or net); return on revenue (gross or net); inventory turnover; growth in earning assets; economic value added (or an equivalent metric); share price performance; total stockholder return; improvement in or attainment of expense levels; improvement in or attainment of specified working capital levels; attainment of goals relating to geographic business expansion, increasing or decreasing the percent of revenue attributable to a specific type of product(s); or new product development or acquisitions, divestitures or similar transactions or other strategic initiatives; (ii) to the extent specified in an objectively determinable manner by the Committee at the time the Performance Goals are established, any financial measure or metric shall exclude the effect of unusual or non-recurring items and shall include or exclude (as applicable) specified components of the applicable financial measure; (iii) such Performance Goals shall be set by the Committee in writing within the time period prescribed by Section 162(m) of the Code so that the outcome is substantially uncertain at the time the Performance Goals are established; and (iv) after the end of each Performance Cycle, the Committee shall certify in writing the extent to which such Performance Goals were achieved for the Performance Cycle and the amount of the Qualified Performance-Based Award to be paid to each Participant. Such Performance Goals may be expressed in absolute or relative terms, including, without limitation, relative to a base period and/or to the performance of other companies.

“Performance Unit” means an Award granted to a Participant under Section 8 of the Plan that is denominated in cash, the amount of which may be based on the achievement of the Performance Goals established for such Award.

“Plan” has the meaning set forth in Section 1 above, as the same may be hereinafter amended pursuant to the terms hereof.

“Qualified Performance-Based Award” means an Award of Restricted Stock, Restricted Stock Units, or Performance Units designated as such by the Committee at the time of grant, based upon a determination that (i) the recipient is or may be a Covered Employee in the year in which the Company would expect to be able to claim a tax deduction with respect to such Restricted Stock, Restricted Stock Units, or Performance Units and (ii) the Committee intends for such Award to qualify for the Section 162(m) Exemption. The Committee shall have sole discretion to determine whether to grant Qualified Performance-Based Awards.

“Restricted Period” means the period of time selected by the Committee during which a grant of Restricted Stock or Restricted Stock Units may be forfeited to the Company.

“Restricted Stock” means Share(s) granted to a Participant under Section 9 of the Plan that are subject to the terms, conditions and restrictions as are set forth in the Plan and the applicable Award Agreement.

“Restricted Stock Unit” means any unit granted under Section 9 or Section 11 of the Plan evidencing the right to receive a Share (or the cash payment equal to the Fair Market Value of a Share) at some future date.

“Rule 16b-3” means Rule 16b-3, as promulgated by the Securities and Exchange Commission under Section 16(b) of the Exchange Act, as amended from time to time.

“Section 16 Officer” means an officer of the Company or an Affiliate who is considered an officer under Rule 16a-1 of the Exchange Act.

“Section 162(m) Exemption” means the “qualified performance-based compensation” exemption from the limitation on deductibility imposed by Section 162(m) of the Code.

“Separation from Service” or “Separate from Service” means a separation from service as defined in Code Section 409A. For purposes of determining whether a Separation from Service has occurred, the “Company” shall include the Company and all entities that would be treated as a single employer with the Company under Code Sections 414(b) or (c), but substituting “at least 50 percent” instead of “at least 80 percent” each place it appears in applying such rules.

“Share” or “Shares” means a share or shares of Common Stock.

“Stock Appreciation Right” means a right granted under Section 7 of the Plan.

“Stockholders Meeting” means the annual meeting of stockholders of the Company in each year, excluding any meeting of stockholders of the Company that occurs before the first date on which the Common Stock is traded on an Exchange.

SECTION 3. ADMINISTRATION

(a) POWER AND AUTHORITY OF THE COMMITTEE. The Plan shall be administered by the Committee. Subject to the terms of the Plan and to Applicable Laws, the Committee shall have full power and authority to:

(i) designate Participants;

(ii) determine whether and to what extent any type (or types) of Award is to be granted hereunder;

(iii) determine the number of Shares to be covered by (or the method by which payments or other rights are to be determined in connection with) each Award;

(iv) determine the terms and conditions of any Award or Award Agreement, including but not limited to vesting and exercisability conditions;

(v) subject to Section 13 hereof, amend the terms and conditions of any Award or Award Agreement; PROVIDED, HOWEVER, that (A) except for adjustments pursuant to Section 5(c) of the Plan, in no event may any Option or Stock Appreciation Right granted under this Plan be subject to any action that would be treated, for accounting purposes, as a “repricing” of such Option or Stock Appreciation Right, including (1) amending any outstanding Option or Stock Appreciation Right to decrease the Exercise Price of such Option or the Grant Price of such Stock Appreciation Right, (2) cancelling any outstanding Option or Stock Appreciation Right in conjunction with the grant of any new Option with a lower Exercise Price or any new Stock Appreciation Right with a lower Grant Price, (3) exchanging or authorizing the repurchase of any outstanding Option or Stock Appreciation Right for cash or other Awards if such exchange or repurchase would constitute a “repricing,” or (4) the taking of any other action that would constitute a “repricing,” unless any such action is approved by the stockholders of the Company to the extent required by Applicable Laws, and (B) the Committee may not adjust upward the amount payable to a Covered Employee with respect to a Qualified Performance-Based Award or waive or alter the Performance Goals associated therewith or herewith in a manner that would cause such Award to cease to qualify for the Section 162(m) Exemption;

(vi) determine whether, to what extent and under what circumstances the Exercise Price of Awards may be paid in cash or Shares;

(vii) determine at the time of grant whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof, subject to the requirements of Code Section 409A;

(viii) interpret and administer the Plan and any instrument or agreement, including an Award Agreement, relating to the Plan;

(ix) adopt, alter, suspend, waive or repeal such rules, guidelines and practices and appoint such agents as it shall deem advisable or appropriate for the proper administration of the Plan; and

(x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive and binding upon all persons, including without limitation, the Company, its Affiliates, stockholders, Eligible Individuals and any holder, beneficiary or transferee of any Award.

(b) ACTION BY THE COMMITTEE; DELEGATION. Except to the extent prohibited by Applicable Laws, the Committee may delegate all or any part of its duties and powers under the Plan to one or more persons, including Directors, a committee of Directors or to a Section 16 Officer, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion; PROVIDED, HOWEVER, that the Committee shall not delegate its powers and duties under the Plan (i) with regard to Eligible Individuals who are Directors or Section 16 Officers or (ii) in a manner that would cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption; and PROVIDED, FURTHER, that any such delegation may be revoked by the Committee at any time.

(c) POWER AND AUTHORITY OF THE BOARD. Notwithstanding anything to the contrary contained herein, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Exchange Act or cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

SECTION 4. ELIGIBILITY

Any Eligible Individual shall be eligible to be designated a Participant. In determining which Eligible Individuals shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Individuals, their present and potential contributions to the success of the Company, or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, Incentive Stock Options may be granted only to full-time or part-time Employees (which term as used herein includes, without limitation, officers and Directors who also are Employees), and an Incentive Stock Option shall not be granted to an Employee of an Affiliate unless such Affiliate also is a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code or any successor provision.

SECTION 5. SHARES AVAILABLE FOR AWARDS

(a) SHARES AVAILABLE. Subject to adjustment as provided in Section 5(c) of the Plan, the aggregate number of Shares that may be issued under the Plan shall be 3,600,000 Shares. Shares that may be issued under the Plan may be authorized but unissued Shares or Shares re-acquired and held in treasury. Notwithstanding the foregoing, the number of Shares available for granting Incentive Stock Options under the Plan shall not exceed 475,000 subject to adjustment as provided in Section 5(c) of the Plan and subject to the provisions of Section 422 or 424 of the Code or any successor provision.

(b) ACCOUNTING FOR AWARDS. For purposes of this Section 5, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan. Any Shares that are used by a Participant as full or partial payment to the Company of the purchase price relating to an Award, including in connection with the satisfaction of tax obligations relating to an Award, shall not be available for granting future Awards under the Plan. In addition, Shares covered by an Award or to which an Award relates that are (i) not purchased, (ii) forfeited, (iii) not delivered in the case of a Stock Appreciation Right that is settled by the delivery of a net number of Shares (so that the total number of Shares covered by the Stock Appreciation Right will be counted and not be available for future grants) or (iv) not delivered to the Participant if an Award otherwise terminates, shall not be available for granting future Awards under the Plan.

(c) ADJUSTMENTS. In the event of any change in corporate capitalization (including, but not limited to, a change in the number of Shares outstanding), such as a stock split-up or stock dividend, a recapitalization, a combination or exchange of Shares or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company (including any extraordinary cash or stock dividend), any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company, the Committee or Board shall make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under the Plan, and the maximum limitation upon Stock Options and Stock Appreciation Rights and other Awards to be granted to any Participant, in the number, kind and Exercise Price and/or Grant Price of shares subject to outstanding Stock Options and/or Stock Appreciation Rights, in the number and kind of shares subject to other outstanding Awards granted under the Plan and/or such other equitable substitution or adjustments as it may determine to be appropriate in its sole discretion (including, without limitation, the provision of an amount in cash in consideration for the cancelation or termination of any such Awards); PROVIDED, HOWEVER, that the number of shares subject to any Award shall always be a whole number. Without limiting the generality of the foregoing, in connection with any Disaffiliation (as defined below) of an Affiliate of the Company, the Committee shall have the authority to arrange for the assumption or replacement of Awards with new awards based on shares of the affected Affiliate or of an entity that controls, is controlled by or under common control with the affected Affiliate following the Disaffiliation. For purposes hereof, “Disaffiliation” of an Affiliate means the Affiliate’s ceasing to be an Affiliate of the Company for any reason (including, without limitation, as a result of a public offering, spinoff, sale or other distribution or transfer by the Company of the stock of the Affiliate). Any actions taken under this subsection (c) shall be made in accordance with the applicable restrictions of Code Section 409A, including with regard to the adjustment of stock options and stock appreciation rights that are considered exempt from Code Section 409A.

(d) INDIVIDUAL AWARD LIMITATIONS.

(i) Subject to Section 5(c), no more than 350,000 Shares may be subject to Qualified Performance-Based Awards granted to any Eligible Individual, including a Covered Employee, in any calendar year.

(ii) Subject to Section 5(c), the maximum number of Shares with respect to which Options or Stock Appreciation Rights may be granted to any Eligible Individual, including a Covered Employee, in any one calendar year shall be 350,000.

(iii) The amount of compensation that may be earned by any Eligible Individual, including a Covered Employee, under Performance Units granted in any one calendar year that are intended to be Qualified Performance-Based Awards may not exceed $6,000,000.

(iv) The maximum aggregate Grant Date Value of all Awards granted during any calendar year to any Director who is not an Employee on the grant date of each such Award shall not exceed $500,000; provided, that the Committee shall have the authority to grant Awards to a Director with an aggregate Grant Date Value of up to an additional $750,000 in excess of the foregoing $500,000 limitation upon the Committee’s determination that such Director has provided, or is expected to provide, extraordinary services during such calendar year; provided, further, that such Director shall not participate in such determination or otherwise participate in the decision to grant such additional Award. For clarity, the Awards granted to any Director under Section 11 shall be taken into account for purposes of applying the dollar limitations in this paragraph. For purposes of this paragraph, the “Grant Date Value” of an Award at the time of a grant that includes Options or Share Appreciation Rights shall be determined by the Committee in a manner consistent with the manner in which the Company would be required to determine such value for purposes of the Company’s financial and SEC reporting requirements and the “Grant Date Value” of Awards granted under Section 9, 10 or 11 shall be the aggregate grant date Fair Market Value of all Shares covered by such Awards.

SECTION 6. STOCK OPTIONS

(a) GRANT. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Eligible Individuals to whom Options shall be granted, the number of Shares to be covered by each Option, the exercise price for each Option, and the conditions and limitations applicable to the exercise of each Option. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code.

(b) EXERCISE PRICE. The “Exercise Price” per Share purchasable under an Option shall be determined by the Committee; PROVIDED, HOWEVER, that such Exercise Price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option.

(c) TIME AND METHOD OF EXERCISE. The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (which may include only cash or Shares, or any combination thereof, having a value on the exercise date equal to the applicable Exercise Price, with the value of any Shares to be based on Fair Market Value) in which payment of the Exercise Price with respect thereto may be made or deemed to have been made.

(d) OPTION TERM. The term of each Stock Option shall be fixed by the Committee at the time of grant, but in no event shall be more than 10 years from the date of grant.

(e) INCENTIVE STOCK OPTIONS. The Committee may designate Options as Nonqualified Stock Options or as Incentive Stock Options. Any Incentive Stock Option authorized under the Plan shall contain such provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain all provisions required in order to qualify the Stock Option as an Incentive Stock Option. To the extent that any Stock Option is not designated as an Incentive Stock Option or even if so designated does not qualify as an Incentive Stock Option on or subsequent to its grant date, it shall constitute a Nonqualified Stock Option.

SECTION 7. STOCK APPRECIATION RIGHTS

The Committee is hereby authorized to grant Stock Appreciation Rights to Eligible Individuals subject to the terms of the Plan, and such Stock Appreciation Rights may be granted as separate Awards or in tandem with Stock Options. Each Stock Appreciation Right granted under the Plan shall confer on the holder upon exercise the right to receive, as determined by the Committee, cash or a number of Shares or a combination of cash and Shares having a Fair Market Value on the date of exercise equal to the excess of (a) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine at the time of grant, the average selling price of one Share during a specified period that is within 30 days before the date of exercise) over (b) the grant price (the “Grant Price”) of the Stock Appreciation Right, which Grant Price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan, the Grant Price, term, methods of exercise, dates of exercise, medium of settlement, the effect of termination of employment (by reason of death, disability, retirement or otherwise) on the exercisability and any other terms and conditions (including conditions or restrictions on the exercise thereof) of any Stock Appreciation Right shall be as determined by the Committee, PROVIDED, that in no event shall the term of a Stock Appreciation Right be longer than ten years.

SECTION 8. PERFORMANCE UNITS

(a) The Committee shall have sole and complete authority to determine the Eligible Individuals who shall receive Performance Units, the number of such Performance Units for each Performance Cycle, the Performance Goals on which each Award shall be contingent, and the duration of each Performance Cycle. There may be more than one Performance Cycle in existence at any one time, and the duration of Performance Cycles may differ from each other. The Committee may, prior to or at the time of the grant, designate Awards of Performance Units as Qualified Performance-Based Awards, in which event it shall condition the settlement thereof upon the Committee’s certification that the amount to be paid under each such Award has been earned on the basis of performance achieved in relation to the established Performance Goals applicable to that Award.

(b) The Committee shall establish Performance Goals for each Performance Cycle on the basis of such criteria and to accomplish such objectives as the Committee may from time to time select.

(c) As soon as practicable after the end of a Performance Cycle, the Committee shall determine the number of Performance Units which have been earned under each Award on the basis of performance in relation to the established Performance Goals.

(d) Except as otherwise provided under the terms of an Award and subject to the requirements of Code Section 409A, payment in respect of earned Performance Units shall be distributed to the Participant or, if the Participant has died, to the Participant’s Designated Beneficiary, as soon as practicable after the expiration of the Performance Cycle and the Committee’s determination under paragraph (c) above. The Committee shall determine whether payment is to be made in the form of cash or Shares.

SECTION 9. RESTRICTED STOCK AND RESTRICTED STOCK UNITS

The Committee is hereby authorized to grant Restricted Stock and Restricted Stock Units to Eligible Individuals with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(a) RESTRICTIONS. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, limitation on transfer, forfeiture conditions, limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate. The grant or vesting of Restricted Stock and Restricted Stock Units may be performance-based or time-based or both. Restricted Stock and Restricted Stock Units may be Qualified Performance-Based Awards, in which event the grant or vesting, as applicable, of such Restricted Stock or Restricted Stock Units shall be conditioned upon the attainment of Performance Goals and the Committee’s certification that the Performance Goals have been met.

(b) PERFORMANCE-BASED AWARDS. The Committee shall establish the Performance Cycle and the Performance Goals on which the grant or vesting of each Award of performance-based Restricted Stock or Restricted Stock Units shall be contingent. The Committee may, prior to or at the time of the grant, designate performance-based Restricted Stock or Restricted Stock Units as Qualified Performance-Based Awards, in which event the grant or vesting, as applicable, of any such Restricted Stock or Restricted Stock Units shall be conditioned upon the attainment during the specified Performance Cycle of the Performance Goals established by the Committee and the Committee’s certification that the Performance Goals have been met with respect to such Restricted Stock or Restricted Stock Units.

(c) STOCK CERTIFICATES; DELIVERY OF SHARES.

(i) Any Restricted Stock granted under the Plan shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of Shares of Restricted Stock shall be registered in the name of such Participant and shall bear an appropriate legend referring to the applicable Award Agreement and possible forfeiture of such shares of Restricted Stock. The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Shares covered by such Award.

(ii) In the case of Restricted Stock Units, no Shares or other property shall be issued at the time such Awards are granted. Upon the lapse or waiver of restrictions and the Restricted Period relating to Restricted Stock Units (or at such later time as may be determined by the Committee and specified at the time of grant in accordance with the requirements of Code Section 409A), Shares or other cash or property shall be issued to the holder of the Restricted Stock Units and evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates.

(d) FORFEITURE. Except as otherwise determined by the Committee, upon a Participant’s termination of employment or other applicable service (as determined under criteria established by the Committee) during the applicable Restricted Period, all applicable Restricted Stock Units and Shares of Restricted Stock subject to restriction at such time shall be forfeited. To the extent other vesting conditions are not met as of the last day of the applicable Restricted Period, all applicable Restricted Stock Units and Shares of Restricted Stock subject to such vesting conditions shall be forfeited.

SECTION 10. OTHER SHARE-BASED OR SHARE-RELATED AWARDS

In addition to granting Options, Stock Appreciation Rights, Restricted Stock and Restricted Stock Units, the Committee shall have authority to grant to Participants and to specify the terms and conditions of other forms of Share-based or Share-related awards not described above that the Committee determines to be consistent with the purpose of the Plan and the interests of the Company.

SECTION 11. DIRECTORS’ RESTRICTED STOCK UNITS

(a) GRANT OF RESTRICTED STOCK UNITS. Except as provided in subsection (b), each Director who is (i) a member of the Board and (ii) not a Section 16 Officer as of the conclusion of a Stockholders Meeting shall automatically be granted Restricted Stock Units on the date of such Stockholders Meeting, with the number of shares to be determined by dividing the applicable Grant Value by the Fair Market Value of the Shares on that date. As used herein, “Grant Value” means the value for the annual grant authorized by the Board, from time to time; PROVIDED, HOWEVER, in no event shall the Grant Value exceed $250,000 per year.

(b) COMMITTEE DISCRETION NOT TO GRANT RESTRICTED STOCK UNITS. The Committee shall have sole discretion to determine that an Award shall not be granted pursuant to this Section 11 to one or more Directors.

(c) TERMS AND CONDITIONS OF RESTRICTED STOCK UNITS. At the time of grant, the Committee shall specify the forfeiture and vesting conditions to which the Restricted Stock Units granted pursuant to this Section 11 shall be subject. Grantees will only be entitled to receive Shares upon the vesting of Restricted Stock Units. Upon a Change in Control, all unvested Restricted Stock Units shall automatically vest and grantees shall be entitled to receive Shares for all such vested Restricted Stock Units as of such Change in Control. The Restricted Stock Units granted pursuant to this Section 11 shall be subject to such other terms and conditions as the Committee may specify.

SECTION 12. DIRECTORS’ SHARES

(a) ELECTION GENERALLY. Each Director who is not an Employee on the last day of a calendar year may make an election (the “Annual Election”) to have payment of the annual retainer, meeting fees and committee meeting fees (collectively, the “Fees”) he or she earns during the next succeeding calendar year deferred under the Plan. Such election may be made in writing, through an interactive telephone or internet-based system or in such other manner as the Committee may prescribe.

(b) TIMING OF ELECTION.

(i) GENERAL. A Director’s Annual Election for the Fees earned during a calendar year must be made before the first day of such calendar year and within the enrollment period established by the Committee, except as provided in subsection (b)(ii).

(ii) NEW DIRECTORS. If an individual initially becomes a Director during a calendar year, such individual may make a prospective Annual Election within 30 days after the date on which he is elected as a Director. Such election will apply to the Director’s Fees for services performed after the effective date of the election, so that the election will apply to the quarterly retainer for the first quarter beginning after the date of the election. This subsection (b)(ii) shall only apply to the extent permitted under Code Section 409A.

(c) TERM OF ELECTION. Upon the latest of the deadlines specified in (b) above that applies to a Director, such Director’s Annual Election, or failure to elect, shall become irrevocable for the calendar year except as provided under this subsection (c). Each Director’s Annual Election for a calendar year shall remain in effect for such calendar year and all subsequent calendar years until the earlier of (i) the date the Director Separates from Service as a Director, or (ii) the effective date of the Director’s subsequent irrevocable Annual Election for amounts earned during a subsequent calendar year. The Annual Election may be cancelled in the discretion of the Committee only as permitted under Code Section 409A.

(d) AMOUNT. A Director may elect to defer his Fees in 10% increments, up to a maximum of 100 percent (or such other maximum percentage and/or amount, if any, established by the Committee from time to time).

(e) ACCOUNTS AND CREDITING OF CONTRIBUTIONS. All Fees deferred under this Section 12 shall be credited to a bookkeeping account for the Director and deemed invested in Shares on the last trading day of the calendar month in which the Fees are earned or as soon as practicable thereafter.

(f) RABBI TRUST. Each time Fees are deferred under the Plan, the Company shall deposit an equal amount in a Rabbi trust. The amount deposited in the trust shall be invested in Shares. The trustee shall retain all dividends and other distributions paid or made with respect thereto in the trust (which shall be reinvested in Shares), and shall adjust the Director’s accounts for such amounts. The Shares credited to the account of a Director shall remain subject to the claims of the Company’s creditors, and the interests of the Director in his or her account under the Plan may not be anticipated, alienated, sold, assigned, transferred, pledged, encumbered, attached or garnished by creditors of such Director, except by will or by the laws of descent and distribution. Notwithstanding the foregoing, no assets will be set aside to fund benefits under the Plan if such setting aside would be treated as a transfer of property under Code Section 83 pursuant to Code Section 409A(b).

(g) DISTRIBUTIONS.

(i) GENERAL TIMING AND SCHEDULE OF DISTRIBUTIONS. Any portion of a Director’s account under this Section for which no election is made pursuant to subsection (ii) below shall be paid in a single sum (A) except as provided in clause (B) of this paragraph, within 60 days after the Director Separates from Service; or (B) in the case of a Director who is a specified employee (as defined in Code Section 409A) on the date of his or her Separation from Service, to the extent required by Code Section 409A, six months after the date the Director Separates from Service.

(ii) PAYMENT ELECTION. A Director may elect, at the time he makes an Annual Election, to have the portion of his account balance attributable to such Annual Election distributed in accordance with one of the following options (in each case, provided that, in the case of a Director who is a specified employee (as defined in Code Section 409A) on the date of his or her Separation from Service, to the extent required by Code Section 409A, no payment will be made earlier than six months after the date the Director Separates from Service):

(A) In a single sum within 60 days after the later of (1) a date selected by the Director that is on or before the Director’s 65th birthday, and specified in the Annual Election, or (2) the date of the Director’s Separation from Service; or

(B) In substantially equal annual installments paid over a number of years (not less than 2 and not more than 20) specified in the Annual Election, beginning within 60 days after the date the Director Separates from Service.

(iii) MEDIUM OF PAYMENT. Distribution of a Director’s account under this Section shall be made in Shares; provided, the value of any fractional Shares shall be distributed in cash.

SECTION 13. AMENDMENT AND TERMINATION

(a) AMENDMENTS TO THE PLAN. The Board may amend, alter, suspend, discontinue or terminate the Plan at any time; PROVIDED, HOWEVER, that no amendment, alteration, suspension, discontinuance or termination may be made that would cause a Participant to become subject to tax under Code Section 409A(a)(1), and, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the stockholders of the Company, no amendment, alteration, suspension, discontinuation or termination shall be made that:

(i) requires stockholder approval under the rules or regulations of the applicable Exchange;

(ii) increases the number of Shares authorized under the Plan as specified in Section 5(a) of the Plan, except as permitted under Section 5(c) of the Plan; or

(iii) without such stockholder approval, would cause the Company to be unable, under the Code, to grant Incentive Stock Options under the Plan.

(b) AMENDMENTS TO AWARDS. The Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. Except as otherwise provided herein or in an Award Agreement, the Committee may not amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, if such action would adversely affect the rights of the holder of such Award, without the consent of the Participant or holder or beneficiary thereof. The Committee may not amend any Qualified Performance-Based Award in a manner that would cause such Award to cease to qualify for the Section 162(m) Exemption.

(c) CORRECTION OF DEFECTS, OMISSIONS AND INCONSISTENCIES. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry out the intent of the Plan.

SECTION 14. GENERAL PROVISIONS

(a) WITHHOLDING. No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal income tax purposes (or the income tax laws of any other foreign jurisdiction) with respect to any Award under the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, be entitled to take such action and establish such procedures as it deems appropriate to withhold or collect all applicable payroll, withholding, income or other taxes from such Participant. In order to assist a Participant in paying all or a portion of the federal, state, local and foreign taxes to be withheld or collected upon exercise, settlement or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the Shares or other property otherwise to be delivered upon exercise, settlement or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes or (ii) delivering to the Company whole Shares or other property other than Shares issuable upon exercise, settlement or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes, PROVIDED that, in either case, not more than the legally required minimum withholding, rounded up for any fraction of a Share, may be settled with Shares. Any such election must be made on or before the date that the amount of tax to be withheld is determined.

(b) AWARDS. Each Award hereunder shall be evidenced by an Award Agreement, delivered or made available electronically to the Participant and shall specify the terms and conditions thereof and any rules applicable thereto, including but not limited to the effect on such Award of the death, retirement or other termination of employment of the Participant and the effect thereon, if any, of a Change in Control of the Company.

(c) NO RIGHTS TO AWARDS. No Eligible Individual or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Individuals or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

(d) NO RIGHT TO EMPLOYMENT. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Employer. Further, the Employer expressly reserves the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein or in any agreement entered into with respect to an Award.

(e) NO RIGHTS AS STOCKHOLDER. Subject to the provisions of the applicable Award or otherwise determined by the Committee in accordance with the Plan, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until he or she has become the holder thereof. Notwithstanding the foregoing, in connection with each Award of Restricted Stock granted under Section 9, the applicable Award Agreement shall specify if and to what extent the Participant shall not be entitled to the rights of a stockholder in respect of such Award of Restricted Stock.

(f) DIVIDENDS AND DIVIDEND EQUIVALENTS. In the sole and complete discretion of the Committee, an Award granted pursuant to Sections 9, 10 and 11, may provide the Participant with dividends or dividend equivalents (payable on a current or deferred basis), and the Award Agreement shall specify if dividends or dividend equivalents are to be payable. Such dividends or dividend equivalents shall be payable at the time and pursuant to the payment schedule specified by the Committee in the Award Agreement, subject to the requirements of Code Section 409A, or, if the Award Agreement does not provide a time and schedule of payment at the time of grant, any dividends or dividend equivalents shall be payable in a lump sum on the date the dividend is payable to stockholders generally.

(g) CONSTRUCTION OF THE PLAN. The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Illinois.

(h) CHANGE IN CONTROL. In order to preserve a Participant’s rights under an Award in the event of a Change in Control, the Committee in its discretion and without the consent of the Participant may, at the time an Award is made or any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise or vesting of the Award, (ii) provide for the purchase or termination of the Award for an amount of cash or other property that could have been received upon the exercise or realization of the Award had the Award been currently exercisable or payable, (iii) adjust the terms of the Award in a manner determined by the Committee to reflect the Change in Control, (iv) cause the Award to be assumed, or new rights substituted therefore, by another entity, or (v) make such other provision as the Committee may consider equitable and in the best interests of the Company. No actions may be taken under this subsection (h) that would cause the Participant to become subject to tax under Code Section 409A(a)(1).

(i) FORMS OF PAYMENT UNDER AWARDS.

(i) GENERALLY. Subject to the terms of the Plan and the applicable requirements of Code Section 409A, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or settlement of an Award may be made in such medium or media as the Committee shall determine (including, without limitation, cash, Shares, promissory notes (PROVIDED, HOWEVER, that the acceptance of such notes does not conflict with Section 402 of the Sarbanes-Oxley Act of 2002), other securities, other Awards or other property or any combination thereof). In addition, such payments or transfers may be made in a single payment or transfer, in installments or on a deferred basis, in each case as determined by the Committee at the time of grant in accordance with the requirements of Code Section 409A and rules and procedures established by the Committee. The Company shall have no liability to a Participant, or any other party (in damages or otherwise) in the event that any amount or benefit under the Plan becomes subject to penalties under Section 409A of the Code. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividends or dividend equivalents with respect to installment or deferred payments. Notwithstanding anything in the Plan to the contrary, (A) for Restricted Stock Units and any other Awards that provide nonqualified deferred compensation subject to Code Section 409A(a)(2), payment of the Award to a “specified employee,” as defined in Code Section 409A, upon Separation from Service, to the extent required under Code Section 409A, shall not be made before six months after the date on which the Separation from Service occurs, and (B) Restricted Stock Units and any other Awards that provide for nonqualified deferred compensation subject to Code Section 409A(a)(2) through (4) shall not be settled with promissory notes. All distributions under the Plan shall be made in the form of a single sum, unless otherwise specified under the terms of the Plan, Award Agreement or by the Committee at the time of grant.

(ii) DEFERRALS. If permitted by the Committee for a given Award, all or a portion of an Award may be deferred (and paid in a form permitted by the Committee) at the election of a Participant, PROVIDED that all such deferral elections shall comply with Code Section 409A. To the extent that the Award provides for deferred compensation subject to Code Section 409A(a)(2), any cash payments provided in lieu of an Award may not change the timing of payment of such Award.

(iii) CASH PAYMENTS. Cash payments shall be payable (A) at the time and pursuant to the payment schedule specified by the Committee at the time of grant, subject to the requirements of Code Section 409A, or (B) if the Committee does not provide a time and schedule of payment at the time of grant for amounts subject to Code Section 409A, in a lump sum within 90 days after the Participant’s Separation from Service; PROVIDED, to the extent required by Code Section 409A, no such cash payment will be made within the 6-month period following Separation from Service for a Participant who is a “specified employee,” as defined in Code Section 409A, on the date of his or her Separation from Service. Cash payments shall not be conditioned on the exercise of an Option or Stock Appreciation Right or otherwise be structured in such a way as to reduce the exercise price of the Option or Stock Appreciation Right.

(j) SECTION 16 COMPLIANCE. The Plan is intended to comply in all respects with Rule 16b-3 or any successor provision, as in effect from time to time, and in all events the Plan shall be construed in accordance with the requirements of Rule 16b-3. If any Plan provision does not comply with Rule 16b-3 as hereafter amended or interpreted, the provision shall be deemed inoperative. The Board, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan with respect to persons who are Section 16 Officers or are Directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Eligible Individuals.

(k) RESTRICTIONS. Shares shall not be issued pursuant to the exercise or payment of the Exercise Price or purchase price relating to an Award unless such exercise or payment and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of Applicable Law. As a condition to the exercise or payment of the Exercise Price or purchase price relating to such Award, the Company may require that the person exercising or paying the Exercise Price or purchase price represent and warrant that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation and warranty is required by law. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable, and the Committee may direct appropriate stop transfer orders and cause other legends to be placed on the certificates for such Shares or other securities to reflect such restrictions.

(l) LIMITS ON TRANSFER OF AWARDS. No Award and no right under any such Award shall be transferable by a Participant otherwise than by will or by the laws of descent and distribution and the Company shall not be required to recognize any attempted assignment of such rights by any Participant; PROVIDED, HOWEVER, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any property distributable with respect to any Award upon the death of the Participant; and PROVIDED, FURTHER, that, if so determined by the Committee, a Participant may transfer a Nonqualified Stock Option to any Family Member (as such term is defined in the General Instructions to Form S-8 (or successor to such Instructions or such Form)) at any time that such Participant holds such Stock Option, whether directly or indirectly or by means of a trust or partnership or otherwise, PROVIDED that the Participant may not receive any consideration for such transfer, the Family Member may not make any subsequent transfers other than by will or by the laws of descent and distribution and the Company receives written notice of such transfer. Except as otherwise determined by the Committee, each Award (other than an Incentive Stock Option) or right under any such Award shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under Applicable Laws, by the Participant’s guardian or legal representative. Except as otherwise determined by the Committee for an Award that does not provide nonqualified deferred compensation subject to Code Section 409A(a)(2), no Award (other than an Incentive Stock Option) or right under any such Award may be anticipated, assigned, garnished, pledged, alienated, attached or otherwise encumbered, and any purported anticipation, assignment, garnishment, pledge, alienation, attachment or other encumbrance thereof shall be void and unenforceable against the Company or any Affiliate. Notwithstanding the above, in the discretion of the Committee, awards may be transferable pursuant to a Qualified Domestic Relations Order, as determined by the Committee or its designee.

(m) SEVERABILITY. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to Applicable Laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

(n) WAIVER OF JURY TRIAL. THE COMPANY AND EACH PARTICIPANT SHALL IRREVOCABLY AND UNCONDITIONALLY (A) WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE PLAN OR ANY AWARD AGREEMENT, (B) AGREE THAT SERVICE OF PROCESS IN ANY SUCH PROCEEDING MAY BE EFFECTED BY MAILING A COPY OF SUCH PROCESS BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO SUCH PARTY, IN THE CASE OF A PARTICIPANT, AT THE PARTICIPANT’S ADDRESS SHOWN IN THE BOOKS AND RECORDS OF THE COMPANY OR, IN THE CASE OF THE COMPANY, AT THE COMPANY’S PRINCIPAL OFFICES, ATTENTION GENERAL COUNSEL, AND (C) AGREE THAT NOTHING IN THE PLAN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY THE LAWS OF THE STATE OF ILLINOIS.

(o) COMPENSATION RECOVERY. Notwithstanding anything in the Plan to the contrary, in the event that the Company is required to materially restate its financial results due to the Company’s material noncompliance with any financial reporting requirement under Federal securities laws, excluding a restatement of such financial results due solely to a change in generally accepted accounting principles in the United States or such other accounting principles that may be adopted by the Securities and Exchange Commission and are or become applicable to the Company, the Committee may, in its discretion or as necessary to comply with Applicable Laws, (i) cancel part or all of the outstanding portion of any Award, whether or not vested, and/or (ii) require a Participant to repay the Company an amount equal to all or any portion of the value of Shares that have been issued and other payments that have been made to the Participant pursuant to any Award within the two years preceding the date on which the Company is required to prepare an accounting restatement, to the extent that such value or payment amount was based on the erroneous data and exceeded the value or amount that would have been paid to the Participant under the accounting restatement. Such cancellation or repayment obligation shall be effective as of the date specified by the Committee. Any repayment obligation shall be satisfied in cash or in such other form of consideration, such as Shares, permitted by Applicable Laws and acceptable to the Committee, and the Committee may provide for an offset to any future payments owed by the Company or its Affiliates to the Participant if necessary to satisfy the repayment obligation; PROVIDED HOWEVER, that if any such offset is prohibited under Applicable Laws, the Committee shall not permit any such offset and may require immediate repayment by the Participant. Notwithstanding the foregoing, to the extent required to comply with Applicable Laws, and/or any compensation recovery or clawback policy adopted by the Company after the Effective Date, the Company may unilaterally amend this Section 14(n) and such amendment shall be binding on all Participants; PROVIDED, HOWEVER, regardless of whether the Company makes such a unilateral amendment, all Participants shall be bound by any compensation recovery or clawback policy adopted by the Company after the Effective Date.

SECTION 15. EFFECTIVE DATE OF PLAN

The Plan became effective on [            ], 2014 the date on which it was approved by the sole stockholder of the Company.

SECTION 16. TERM OF THE PLAN

The Plan will terminate on the tenth anniversary of the Effective Date or any earlier date of discontinuation or termination established pursuant to Section 3 of the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted prior to such discontinuation or termination may extend beyond such date, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board to amend the Plan, shall extend beyond the termination of the Plan.